Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Old Second Bancorp, Inc. of our report dated March 4, 2005, with respect to the consolidated financial statements of Old Second Bancorp, Inc., included in the 2004 Annual Report to Shareholders of Old Second Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38914) pertaining to the Old Second Bancorp, Inc. Employees 401(k) Savings Plan and Trust, of our report dated March 4, 2005, with respect to the consolidated financial statements of Old Second Bancorp, Inc. incorporated herein by reference, and our report dated March 4, 2005, with respect to Old Second Bancorp, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Old Second Bancorp, Inc., included herein.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

March 14, 2005